UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2013

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Common Stock

On April 8, 2013, Non-Invasive Monitoring Systems, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with 12 investors (the “Investors”) pursuant to which the Investors agreed to purchase in a private placement an aggregate of 10,020,000 shares of the Company’s common stock, par value $0.01 (the “Shares”), at a price of $0.05 per share, for aggregate consideration of $501,000. Among the Investors purchasing Shares pursuant to the agreement were Dr. Jane Hsiao, the Company’s Chairman of the Board and Interim Chief Executive Officer and Frost Gamma Investments Trust (“Frost Gamma”), an entity controlled by Dr. Phillip Frost, one of the largest beneficial owners of the Company’s common stock. Dr. Hsiao purchased 2.0 million Shares and Frost Gamma purchased 2.0 million Shares.

The Company agreed to issue the Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Each Investor represented to the Company that such person was an “accredited investor” as defined in Rule 501(a) under the Act and that such Investor’s Shares were being acquired for investment purposes. The Shares will not be registered under the Act and will be “restricted securities” as that term is defined by Rule 144 under the Act and no registration rights have been granted.

The foregoing description of the Stock Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Stock Purchase Agreement, which is filed herein as Exhibit 10.1.

Amendment to Note and Security Agreement

On April 8, 2013, NIMS entered into the Fourth Amendment (the “Fourth Amendment”) to the Note and Security Agreement dated as of March 31, 2010, as amended (the “Agreement”) with Hsu Gamma, and Frost Gamma Investments Trust (collectively, the “Lenders”). Pursuant to the terms of the Agreement, the Lenders granted NIMS a revolving credit line (the “Revolver”) in the aggregate amount of $1,000,000. The Fourth Amendment extended the maturity date of the Revolver from July 31, 2013 until July 31, 2015 (the “Maturity Date”). As of the date of the Fourth Amendment, NIMS had drawn down $1,000,000 under the Agreement. The Fourth Amendment did not amend any other terms of the Agreement.

The foregoing is only a brief summary of the Fourth Amendment and does not purport to be complete. Please refer to the Fourth Amendment, which is attached as Exhibit 10.2 for its full terms.

ITEM 3.02 Unregistered Sale of Equity Securities.

The information disclosed under Item 1.01 of this current report on Form 8-K related to the issuance of the Shares is incorporated in this Item 3.02 by reference.

ITEM 7.01 Regulation FD Disclosure.

The information in Item 7.01 of this current report on Form 8-K attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Stock Purchase Agreement dated April 8, 2013

10.2 Fourth Amendment dated April 8, 2013 to Note and Security Agreement dated as of March 31, 2010 between the Registrant and Frost Gamma Investments Trust and Hsu Gamma Investments, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

April 10, 2013	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement dated April 8, 2013
10.2	Fourth Amendment dated April 8, 2013 to Note and Security Agreement dated as of March 31, 2010 between the Registrant and Frost Gamma Investments Trust and Hsu Gamma Investments, L.P.